Exhibit 99.1

VMware Reports Fiscal 2019 First Quarter Results

Total revenue growth of 14% year-over-year

Broad-based strength across all three geographies

PALO ALTO, CA—May 31, 2018—VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the first quarter of fiscal year 2019:

•	Revenue for the first quarter was $2.01 billion, an increase of 14% from the first quarter of fiscal 2018.

•	License revenue for the first quarter was $774 million, an increase of 21% from the first quarter of fiscal 2018.

•	GAAP net income for the first quarter was $942 million, including a gain of $781 million on Pivotal Software’s IPO, or $2.29 per diluted share, up 288% per diluted share compared to $245 million, or $0.59 per diluted share, for the first quarter of fiscal 2018. Non-GAAP net income for the quarter was $516 million, or $1.26 per diluted share, up 18% per diluted share compared to $440 million, or $1.06 per diluted share, for the first quarter of fiscal 2018.

•	GAAP operating income for the first quarter was $382 million, an increase of 47% from the first quarter of fiscal 2018. Non-GAAP operating income for the first quarter was $598 million, an increase of 13% from the first quarter of fiscal 2018.

•	Operating cash flows for the first quarter were $1.10 billion. Free cash flows for the quarter were $1.03 billion.

•	Total revenue plus sequential change in total unearned revenue grew 17% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 21% year-over-year.

“Q1 was a strong start to the year, and we are pleased with our results, which continue to be driven by broad-based strength across our diverse product and services portfolio and in all three geographies,” commented Pat Gelsinger, chief executive officer, VMware. “As we mark our twentieth anniversary, VMware software continues to be at the forefront of innovation, serving as the essential, ubiquitous foundation for the world’s digital infrastructure.”

“Q1 results reflect the success we have with our broad and increasingly integrated product and services portfolio,” said Zane Rowe, executive vice president and chief financial officer, VMware. “The strong start to fiscal 2019 has us well positioned to execute on our strategy.”

Recent Highlights & Strategic Announcements

•	In early May, VMware outlined its vision for the future of networking, announced the VMware NSX networking and security portfolio and unveiled the Virtual Cloud Network. The Virtual Cloud Network will enable organizations to create a digital business fabric for connecting and securing applications, data and users in a hyper-distributed world.

•	VMware announced that VMware Cloud on AWS is now available in Europe and will offer new capabilities to accelerate and simplify enterprise cloud migration and hybrid cloud deployments.

•	VMware introduced a number of updates to its Workspace ONE platform that make it the first and only intelligence-driven digital workspace to improve user experience and enable predictive security across the perimeter-less environment.

•	VMware unveiled new releases of VMware vSphere and VMware vSAN—which power the industry’s leading hyper-converged infrastructure (HCI) solutions—to help enterprises securely run their business-critical and modern applications in the data center, at the edge, in the public cloud, or in hybrid cloud environments.

•	VMware was named #1 in HCI software market share in IDC’s Worldwide Quarterly Converged Systems Tracker.*

•	At Mobile World Congress 2018 in Barcelona in February, VMware announced updates to its growing telco software and Cloud Services portfolio that help communications service providers (CSPs) create new revenue streams, open new industry opportunities, drive down costs and ready their networks for the 5G world.

•	Forbes named VMware No. 21 on Forbes’ list of America’s best employers. Additionally, VMware was ranked as the fourth best employer in Forbes’ “IT, Internet, Software & Services” category.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

*IDC Quarterly Converged Systems Tracker, April 5, 2018

Adoption of New Revenue Standard ASC 606

During May 2014, the Financial Accounting Standards Board issued updates to accounting standards related to revenue recognition (“ASC 606”). VMware adopted ASC 606 on a full retrospective basis effective February 3, 2018. Accordingly, the financial results for the first quarter of fiscal 2019 presented in this release have been prepared under ASC 606. In order to provide meaningful comparisons to prior periods, VMware has included financial statements for the first quarter of fiscal 2018 and a balance sheet as of the end of fiscal 2018 adjusted for ASC 606. All year-over-year comparisons in this release compare first quarter fiscal 2019 results to the first quarter of fiscal 2018 as adjusted for ASC 606.

To further assist investors, the financial tables in this release also include a supplemental unearned revenue schedule for each quarter of fiscal 2018 as adjusted for ASC 606, as well as a supplemental schedule of financial information for each quarter of fiscal 2018 and the full fiscal years 2018 and 2016.

About VMware

VMware software powers the world’s most complex digital infrastructure. The company’s compute, cloud, mobility, networking and security offerings provide a dynamic and efficient digital foundation to over 500,000 customers globally, aided by an ecosystem of 75,000 partners. Headquartered in Palo Alto, California, this year VMware celebrates twenty years of breakthrough innovation benefiting business and society. For more information please visit https://www.vmware.com/company.html.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMware Cloud, NSX, vSphere and VMware vSAN are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s strategic positioning and ability to execute on its strategies and the strengths and expected benefits to customers of VMware products and services. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) fluctuating currency exchange rates; (xvi) changes in VMware’s financial condition; and (xvii) risks associated with cyber-attacks, information security and privacy. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended
	May 4,	May 5,
	2018	2017(1)
Revenue:
License	$774	$641
Services	1,234	1,124

Total revenue	2,008	1,765
Operating expenses(2):
Cost of license revenue	45	39
Cost of services revenue	251	250
Research and development	453	421
Sales and marketing	706	579
General and administrative	169	151
Realignment and loss on disposition	2	64

Operating income	382	261
Investment income	48	23
Interest expense	(34)	(7)
Other income (expense), net	779	4

Income before income tax	1,175	281
Income tax provision	233	36

Net income	$942	$245

Net income per weighted-average share, basic for Classes A and B	$2.33	$0.60
Net income per weighted-average share, diluted for Classes A and B	$2.29	$0.59
Weighted-average shares, basic for Classes A and B	404,968	408,431
Weighted-average shares, diluted for Classes A and B	410,932	414,018

(1) Adjusted to reflect the adoption of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.
(2) Includes stock-based compensation as follows:
Cost of license revenue	$—	$1
Cost of services revenue	11	14
Research and development	84	82
Sales and marketing	46	48
General and administrative	20	18

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)
	May 4,	February 2,
	2018	2018(1)
ASSETS
Current assets:
Cash and cash equivalents	$7,101	$5,971
Short-term investments	5,529	5,682
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,001	1,394
Due from related parties, net	181	532
Other current assets	289	257

Total current assets	14,101	13,836
Property and equipment, net	1,098	1,074
Other assets	1,710	924
Deferred tax assets	48	227
Intangible assets, net	535	548
Goodwill	4,596	4,597

Total assets	$22,088	$21,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126	$15
Accrued expenses and other	1,141	1,357
Unearned revenue	3,370	3,438

Total current liabilities	4,637	4,810
Notes payable to Dell	270	270
Long-term debt	3,966	3,964
Unearned revenue	2,386	2,401
Income tax payable	957	954
Other liabilities	212	183

Total liabilities	12,428	12,582
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 106,434 and 103,776	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	992	844
Accumulated other comprehensive loss	(54)	(15)
Retained earnings	8,718	7,791

Total stockholders’ equity	9,660	8,624

Total liabilities and stockholders’ equity	$22,088	$21,206

(1) Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017(1)
Operating activities:
Net income	$942	$245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	156	136
Stock-based compensation	161	163
Deferred income taxes, net	180	2
Unrealized (gain) loss on equity securities, net	(776)	—
Loss on disposition	1	63
Loss on disposition of assets, revaluation and impairment	—	3
Loss on Dell stock purchase	—	2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	393	321
Other current assets and other assets	(136)	(66)
Due to/from related parties, net	351	(34)
Accounts payable	101	59
Accrued expenses and other liabilities	(215)	(42)
Income taxes payable	20	15
Unearned revenue	(83)	(90)

Net cash provided by operating activities	1,095	777

Investing activities:
Additions to property and equipment	(61)	(49)
Purchases of available-for-sale securities	(391)	(506)
Sales of available-for-sale securities	148	548
Maturities of available-for-sale securities	371	418
Purchases of strategic investments	(2)	(6)
Proceeds from disposition of assets	2	—
Business combinations, net of cash acquired	(26)	—
Net cash paid on disposition of a business	(2)	—

Net cash provided by investing activities	39	405

Financing activities:
Proceeds from issuance of common stock	91	7
Repurchase of common stock	—	(425)
Shares repurchased for tax withholdings on vesting of restricted stock	(94)	(120)

Net cash used in financing activities	(3)	(538)

Net increase in cash, cash equivalents and restricted cash	1,131	644
Cash, cash equivalents and restricted cash at beginning of the period	6,003	3,239

Cash, cash equivalents and restricted cash at end of the period	$7,134	$3,883

Supplemental disclosures of cash flow information:
Cash paid for interest	$63	$9
Cash paid for taxes, net	42	27
Non-cash items:
Changes in capital additions, accrued but not paid	$11	$5

(1)  Adjusted to reflect the adoption of ASC 606 and Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. Net cash provided by operating activities for the first quarter of fiscal 2018 increased by $2 million when compared to the previously reported amount due to the adoption of ASU 2016-18.

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	May 4, 2018	May 5, 2017(1)
Total revenue, as reported	$2,008	$1,765
Sequential change in unearned revenue(2)(3)	(83)	(124)

Total revenue plus sequential change in unearned revenue	$1,925	$1,641

Change (%) over prior year, as reported	17%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	May 4, 2018	May 5, 2017(1)
Total license revenue, as reported	$774	$641
Sequential change in unearned license revenue(3)(4)	(27)	(25)

Total license revenue plus sequential change in unearned license revenue	$747	$616

Change (%) over prior year, as reported	21%

(1)	Adjusted to reflect the adoption of ASC 606.
(2)	Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.
(3)	In conjunction with the disposition of the vCloud Air offering, approximately $35 million of unearned revenue was reclassified to accrued expenses and other on the condensed consolidated balance sheet as of May 5, 2017. Included in the $35 million of total unearned revenue was approximately $18 million of unearned license revenue. The amounts shown in the table are inclusive of these reclassification.
(4)	Unearned license revenue primarily consists of the allocated portion of VMware’s SaaS offerings.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	May 4, 2018	February 2, 2018(1)	November 3, 2017(1)	August 4, 2017(1)	May 5, 2017(1)	February 3, 2017(1)
Unearned revenue as reported:
License	$157	$184	$143	$115	$111	$136
Software maintenance	5,024	5,082	4,541	4,429	4,221	4,313
Professional services	575	573	508	450	428	435

Total unearned revenue	$5,756	$5,839	$5,192	$4,994	$4,760	$4,884

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended May 4, 2018

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$45	—	—	(30)	—	—	$15
Cost of services revenue	$251	(11)	(1)	(1)	—	—	$239
Research and development	$453	(84)	—	—	(1)	—	$368
Sales and marketing	$706	(46)	(1)	(7)	(1)	—	$651
General and administrative	$169	(20)	—	—	(11)	—	$137
Realignment and loss on disposition	$2	—	—	—	(2)	—	$—
Operating income	$382	161	2	38	15	—	$598
Operating margin(2)	19.0%	8.0%	0.1%	1.9%	0.8%	—	29.8%
Other income (expense), net(3)	$779	—	—	—	(776)	—	$2
Income before income tax	$1,175	161	2	38	(761)	—	$614
Income tax provision	$233					(134)	$98
Tax rate(2)	19.8%						16.0%
Net income	$942	161	2	38	(761)	134	$516
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$2.29	$0.39	$—	$0.09	$(1.85)	$0.33	$1.26

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017 (the “Tax Act”). Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the first quarter of fiscal 2019, this adjustment primarily included a gain of $781 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.
(4)	Calculated based upon 410,932 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended May 5, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP(1)	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items(1)	Loss on Share Repurchase	Tax Adjustment(1)(2)	Non-GAAP, as adjusted(1)(3)
Operating expenses:
Cost of license revenue	$39	(1)	—	(26)	—	—	—	$12
Cost of services revenue	$250	(14)	(1)	(1)	(1)	—	—	$233
Research and development	$421	(82)	—	—	(3)	—	—	$337
Sales and marketing	$579	(48)	(2)	(4)	—	—	—	$524
General and administrative	$151	(18)	—	—	(5)	—	—	$128
Realignment	$64	—	—	—	(64)	—	—	$—
Operating income	$261	163	3	31	73	—	—	$531
Operating margin(3)	14.8%	9.2%	0.2%	1.8%	4.2%	—	—	30.1%
Other income (expense), net	$4	—	—	—	1	2	—	$7
Income before income tax	$281	163	3	31	74	2	—	$554
Income tax provision	$36						78	$114
Tax rate(3)	12.8%							20.5%
Net income	$245	163	3	31	74	2	(78)	$440
Net income per weighted-average share, diluted for Classes A and B(3) (4)	$0.59	$0.39	$0.01	$0.08	$0.18	$—	$(0.19)	$1.06

(1)	Adjusted to reflect the adoption of ASC 606.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 414,018 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017(1)
Revenue:
License	$774	$641
Services:
Software maintenance	1,077	979
Professional services	157	145

Total services	1,234	1,124

Total revenue	$2,008	$1,765

Percentage of revenue:
License	38.6%	36.3%
Services:
Software maintenance	53.6%	55.5%
Professional services	7.8%	8.2%

Total services	61.4%	63.7%

Total revenue	100.0%	100.0%

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017(1)
Revenue:
United States	$938	$890
International	1,070	875

Total revenue	$2,008	$1,765

Percentage of revenue:
United States	46.7%	50.4%
International	53.3%	49.6%

Total revenue	100.0%	100.0%

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017(1)
GAAP cash flows from operating activities	$1,095	$777
Capital expenditures	(61)	(49)

Free cash flows	$1,034	$728

(1)	Adjusted to reflect the adoption of ASU 2016-18. GAAP cash flows from operating activities for the three months ended May 5, 2017 increased by $2 million when compared to the previously reported amount due to the adoption of ASU 2016-18.

VMware, Inc.

SUPPLEMENTAL SCHEDULE OF FINANCIAL INFORMATION ADJUSTED FOR ASC 606

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

During May 2014, the Financial Accounting Standards Board issued updates to accounting standards related to revenue recognition (“ASC 606”). VMware adopted ASC 606 on a full retrospective basis effective February 3, 2018.

Condensed Consolidated Statements of Income Adjusted for ASC 606

The following table presents the condensed consolidated statements of income for the quarterly and annual periods of fiscal 2018 and the annual period of fiscal 2016 as adjusted for ASC 606 (tables in millions, except per share amounts, and shares in thousands):

	For the Three Months Ended				For the Twelve Months Ended
	May 5, 2017	August 4, 2017	November 3, 2017	February 2, 2018	February 2, 2018(1)	December 31, 2016
Revenue:
License	$641	$783	$758	$1,018	$3,200	$2,799
Services	1,124	1,149	1,180	1,208	4,662	4,274

Total revenue	1,765	1,932	1,938	2,226	7,862	7,073
Operating expenses:
Cost of license revenue	39	39	38	41	157	159
Cost of services revenue	250	231	240	263	984	894
Research and development	421	428	449	457	1,755	1,503
Sales and marketing	579	613	624	689	2,506	2,307
General and administrative	151	160	175	169	654	689
Realignment and loss on disposition	64	36	2	2	104	52

Operating income	261	425	410	605	1,702	1,469
Investment income	23	25	33	38	120	77
Interest expense	(7)	(7)	(28)	(33)	(74)	(26)
Other income (expense), net	4	51	(2)	15	66	(17)

Income before income tax	281	494	413	625	1,814	1,503
Income tax provision	36	88	18	1,012	1,155	280

Net income (loss)	$245	$406	$395	$(387)	$659	$1,223

Net income (loss) per weighted-average share, basic for Classes A and B	$0.60	$0.99	$0.97	$(0.96)	$1.62	$2.91
Net income (loss) per weighted-average share, diluted for Classes A and B	$0.59	$0.98	$0.96	$(0.96)	$1.59	$2.87
Weighted-average shares, basic for Classes A and B	408,431	408,399	406,733	403,383	406,738	420,520
Weighted-average shares, diluted for Classes A and B	414,018	412,768	413,013	403,383	413,368	423,994

(1)	Totals may not sum, due to rounding. Net income per weighted-average share information is calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

RECONCILIATIONS OF GAAP TO NON-GAAP DATA

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	For the Three Months Ended August 4, 2017
	GAAP As Adjusted Under ASC 606	Non-GAAP Adjustments		Non-GAAP As Adjusted Under ASC 606(6)
Operating income	$425	248	(1)	$673
Income tax provision	$88	56	(2)	$145
Net income	$406	154	(3)	$559
Net income per weighted-average share, diluted for Classes A and B(5)(6)	$0.98	0.37	(4)	$1.35

(1)	Non-GAAP adjustments to operating income include stock-based compensation ($169 million), employer payroll taxes on employee stock transactions ($1 million), intangible amortization ($33 million) and acquisition, disposition and other related items ($45 million).
(2)	Non-GAAP adjustments to income tax provision were $56 million during the three months ended August 4, 2017.
(3)	Non-GAAP adjustments to net income include stock-based compensation ($169 million), employer payroll taxes on employee stock transactions ($1 million), intangible amortization ($33 million), acquisition, disposition and other related items ($7 million) and tax adjustment (-$56 million).
(4)	Non-GAAP adjustments to net income per weighted-average share, diluted, include stock-based compensation ($0.41), intangible amortization ($0.08), acquisition, disposition and other related items ($0.02) and tax adjustment (-$0.14).
(5)	Non-GAAP net income per weighted-average share, diluted, was calculated based upon 412,768 diluted weighted-average shares for Classes A and B.
(6)	Totals may not sum, due to rounding. Net income per weighted-average share was calculated based upon the respective underlying, non-rounded data.

	For the Three Months Ended November 3, 2017
	GAAP As Adjusted Under ASC 606	Non-GAAP Adjustments		Non-GAAP As Adjusted Under ASC 606(6)
Operating income	$410	225	(1)	$634
Income tax provision	$18	113	(2)	$132
Net income	$395	115	(3)	$509
Net income per weighted-average share, diluted for Classes A and B(5)(6)	$0.96	0.28	(4)	$1.23

(1)	Non-GAAP adjustments to operating income include stock-based compensation ($182 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($33 million) and acquisition, disposition and other related items ($8 million).
(2)	Non-GAAP adjustments to income tax provision were $113 million during the three months ended November 3, 2017.
(3)	Non-GAAP adjustments to net income include stock-based compensation ($182 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($33 million), acquisition, disposition and other related items ($11 million) and tax adjustment (-$113 million).
(4)	Non-GAAP adjustments to net income per weighted-average share, diluted, include stock-based compensation ($0.44), intangible amortization ($0.08), acquisition, disposition and other related items ($0.03) and tax adjustment (-$0.27).
(5)	Non-GAAP net income per weighted-average share, diluted, was calculated based upon 413,013 diluted weighted-average shares for Classes A and B.
(6)	Totals may not sum, due to rounding. Net income per weighted-average share was calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

RECONCILIATIONS OF GAAP TO NON-GAAP DATA (cont.)

	For the Three Months Ended February 2, 2018
	GAAP As Adjusted Under ASC 606	Non-GAAP Adjustments		Non-GAAP As Adjusted Under ASC 606(7)
Operating income	$605	214	(1)	$820
Income tax provision	$1,012	(843	)(2)	$170
Net income (loss)	$(387)	1,044	(3)	$657
Net income (loss) per weighted-average share, diluted for Classes A and B(5)(6)	$(0.96)	2.55	(4)	$1.60

(1)	Non-GAAP adjustments to operating income include stock-based compensation ($170 million), intangible amortization ($36 million) and acquisition, disposition and other related items ($8 million).
(2)	Non-GAAP adjustments to income tax provision were $843 million during the three months ended February 2, 2018.
(3)	Non-GAAP adjustments to net income (loss) include stock-based compensation ($170 million), intangible amortization ($36 million), acquisition, disposition and other related items (-$5 million) and tax adjustment ($843 million).
(4)	Non-GAAP adjustments to net income (loss) per weighted-average share, diluted, include stock-based compensation ($0.41), intangible amortization ($0.09), acquisition, disposition and other related items (-$0.01) and tax adjustment ($2.06).
(5)	GAAP net loss per weighted-average share, diluted, was based upon 403,383 diluted weighted-average shares for Classes A and B. During the three months ended February 2, 2018, VMware incurred a GAAP net loss. As a result, all potentially dilutive securities were anti-dilutive and excluded from the computation of GAAP net loss per weighted-average share, diluted.
(6)	Non-GAAP net income per weighted-average share, diluted, was calculated based upon 410,096 diluted weighted-average shares for Classes A and B.
(7)	Totals may not sum, due to rounding. Net income (loss) per weighted-average share was calculated based upon the respective underlying, non-rounded data.

	For the Twelve Months Ended February 2, 2018
	GAAP As Adjusted Under ASC 606	Non-GAAP Adjustments		Non-GAAP As Adjusted Under ASC 606(6)
Operating income	$1,702	954	(1)	$2,657
Income tax provision	$1,155	(597	)(2)	$558
Net income	$659	1,507	(3)	$2,166
Net income per weighted-average share, diluted for Classes A and B(5)(6)	$1.59	3.65	(4)	$5.24

(1)	Non-GAAP adjustments to operating income include stock-based compensation ($683 million), employer payroll taxes on employee stock transactions ($6 million), intangible amortization ($132 million) and acquisition, disposition and other related items ($132 million).
(2)	Non-GAAP adjustments to income tax provision were $597 million during the twelve months ended February 2, 2018.
(3)	Non-GAAP adjustments to net income include stock-based compensation ($683 million), employer payroll taxes on employee stock transactions ($6 million), intangible amortization ($132 million), acquisition, disposition and other related items ($87 million), loss on share repurchase ($2 million) and tax adjustment ($597 million).
(4)	Non-GAAP adjustments to net income per weighted-average share, diluted, include stock-based compensation ($1.65), employer payroll taxes on employee stock transactions ($0.02), intangible amortization ($0.32), acquisition, disposition and other related items ($0.21) and tax adjustment ($1.44).
(5)	Non-GAAP net income per weighted-average share, diluted, was calculated based upon 413,368 diluted weighted-average shares for Classes A and B.
(6)	Totals may not sum, due to rounding. Net income per weighted-average share was calculated based upon the respective underlying, non-rounded data.

	For the Twelve Months Ended December 31, 2016
	GAAP As Adjusted Under ASC 606	Non-GAAP Adjustments		Non-GAAP As Adjusted Under ASC 606(6)
Operating income	$1,469	855	(1)	$2,325
Income tax provision	$280	206	(2)	$486
Net income	$1,223	661	(3)	$1,884
Net income per weighted-average share, diluted for Classes A and B(5)(6)	$2.87	1.58	(4)	$4.44

(1)	Non-GAAP adjustments to operating income include stock-based compensation ($636 million), employer payroll taxes on employee stock transactions ($8 million), intangible amortization ($125 million), realignment charges ($52 million) and acquisition, disposition and other related items ($34 million).
(2)	Non-GAAP adjustments to income tax provision were $206 million during the twelve months ended December 31, 2016.
(3)	Non-GAAP adjustments to net income include stock-based compensation ($636 million), employer payroll taxes on employee stock transactions ($8 million), intangible amortization ($125 million), realignment charges ($52 million), acquisition, disposition and other related items ($54 million), gain on share repurchase (-$8 million) and tax adjustment (-$206 million).
(4)	Non-GAAP adjustments to net income per weighted-average share, diluted, include stock-based compensation ($1.50), employer payroll taxes on employee stock transactions ($0.02), intangible amortization ($0.30), realignment charges ($0.12), acquisition, disposition and other related items ($0.13) and tax adjustment (-$0.49).
(5)	Non-GAAP net income per weighted-average share, diluted, was calculated based upon 423,994 diluted weighted-average shares for Classes A and B.
(6)	Totals may not sum, due to rounding. Net income per weighted-average share was calculated based upon the respective underlying, non-rounded data.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, gain or loss on share repurchase, certain litigation and other contingencies and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•	Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Gains or losses on equity investments, whether realized or unrealized, including a gain of $781 million, which related to VMware’s investment in Pivotal to adjust it to its fair value during the first quarter of fiscal 2019.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Gain or loss on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. Through December 31, 2016, VMware had purchased 4.8 million shares for $375 million, as well as recognized a derivative asset related to its obligation to repurchase $125 million of additional shares. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s core business and operating results.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as discrete items, such as the estimated net tax expense recognized in the fourth quarter of fiscal 2018 in connection with the enactment of the Tax Cuts and Jobs Act on December 22, 2017. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.